UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

SOUTHERN USA RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	333-143352	20-8901634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

527 Mountain View Rd Ashland, AL 36251
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (256) 403-6697

Atlantic Green Power Holding Company
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2012, Charles Merchant, Sr. was appointed a director of Southern USA Resources Inc., a Delaware corporation (the “Company”). On April 26, 2012, Mr. Merchant was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company.

On April 27, 2012, the Company entered into an employment agreement with Mr. Merchant, a copy of which is filed herewith. The term of the Employment Agreement is one year renewable automatically for an additional year unless either party provide a 30-day advance written notice of non-renewal. Mr. Merchant will be paid an annual salary of $91,000.

Set forth below is a brief biography of Mr. Merchant:

Charles H. Merchant, Sr., 60, has spent the last twenty years in the mining business in Alabama and Utah. He has been a licensed mining engineer in the State of Alabama since 1997. From 1984-1990, Mr. Merchant served as Chief Operating Officer of Tennessee National Corp., a $65 million precious metals Holdings Company based in Tennessee. He also served as Vice President of U.S. operations for Consolidated Mining Co. of Alabama, where he negotiated numerous mining leases in seven states, for the coal and precious metals mining businesses. From 2001 to present, Mr. Merchant has served as Chairman & Chief Operating Officer of JMays LLC, a major U.S. producer of commercial grade mica to the cosmetics and aerospace industries. In his capacity with JMays LLC, he constructed a multi-million dollar mica processing plant and secured land leases with a combined appraised value in the millions of dollars. As President/CEO of then Novastar Resources in 2006, Merchant successfully engineered the reverse merger of Thorium Power into Novastar Resources what today is known as Lightbridge Company, a NASDAQ listed company (LTBR). Mr. Merchant has guest lectured at numerous universities, including: Cal-Poly Institute, University of California at Davis, Auburn University, University of Alabama, and the American Institute.

On April 26, 2012, Messrs. Robert Demos, Jr., R. Scott Byrne and Edward Stella, Jr. resigned as directors of the Company. Resignations of Messrs. Demos, Byrne and Stella were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 26, 2012, Mr. Demos resigned as President and CEO of the Company, Mr. Byrne resigned as COO and Secretary, and Mr. Stella resigned as Vice President of Project Development. Frank D’Agostino, Jr. resigned as Chief Financial Officer and Director of Business Development.

Item 9.01    Financial Statements and Exhibits.

 (d)     Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Charles Merchant, Sr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN USA RESOURCES INC.
(Registrant)

By:	/s/ Charles Merchant, Sr.
Charles Merchant, Sr.
President and Chief Executive Officer

Date:  May 1, 2012